U.S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                          SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Company [x]
Filed by a Party other than the Company [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by
      Rule 14(a)-6(e)(2))
[x ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to   240.14a-11(c) or   240.14a-12

                    FREESTAR TECHNOLOGY CORPORATION
            (Name of Small Business Issuer in Its Charter)

            ___________________________________________
 (Name of Person(s) Filing Proxy Statement, if Other Than the Company)

Payment of Filing Fee (Check the appropriate box):

[x ]  No Fee Required

[  ]  Fee Computed on table below per Exchange Act Rules 14a-
      6(i)(4) and 0-11.

1.  Title of each class of securities to which transaction applies:
___________________________________________________________________

2.  Aggregate number of securities to which transaction applies:
___________________________________________________________________

3.  Per unit price or other underlying value of transaction
computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
___________________________________________________________________

4.  Proposed aggregate offering price:
___________________________________________________________________

5.  Total fee paid:
___________________________________________________________________

[  ]  Fee paid previously with preliminary materials.

[ ] Check box is any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1.  Amount previously paid:
_____________________________________________________________________

   2.  Form, schedule, or registration statement number:
_____________________________________________________________________

   3.  Filing party:
_____________________________________________________________________

   4.  Date filed:
_____________________________________________________________________

Notes:

                             PROXY STATEMENT

                      FreeStar Technology Corporation
             Calle Fantino Falco, J.A. Baez Building, 2nd Floor
                     Santo Domingo, Dominican Republic

     This Proxy Statement is being furnished to certain shareholders at the direction and on behalf of the Board of Directors of FreeStar Technology Corporation, a Nevada corporation ("Company"), for the purpose of soliciting proxies for use in obtaining the written consent of a majority of the outstanding shares of common stock of the Company for the following action:

     A proposal to decrease the issued and outstanding common stock of the Company ("Common Stock") (also known as a reverse stock split) by the ratio of seven (7) existing shares of Common Stock for each new one (1) share of Common Stock without a change in the authorized shares of Common Stock of the Company.

     The Company's Board of Directors unanimously approved the foregoing proposal on August 20, 2004.

     The shares represented by the proxy will be voted in the manner specified in the Request for Written Consent. Any proxy given pursuant to this solicitation may be revoked at any time before it is exercised by giving written notice of such revocation to the president of the Company, or by submitting a later dated proxy. A revocation that is not received prior to the proxy being exercised shall not be taken into account, and the original proxy shall be counted.

     This Proxy Statement and accompanying Request for Written
Consent will be given to certain shareholders of the Company on or about September 20, 2004. All Requests for Written Consent must be return to the Company not later than 5:00 p.m. on Monday, September 27, 2004.

     The cost of preparing, assembling and mailing this Proxy
Statement and the accompanying Request for Written Consent is being borne by the Company.

                              VOTING SECURITIES

     The record date of shareholders entitled to notice of and to vote on the Request for Written Consent is the close of business on August 20, 2004 ("Record Date"). On such date, the outstanding stock of the Company consisted of 479,224,252 shares of Common Stock, and preferred stock, as follows: 1,000,000 shares of Series A preferred stock (not presently convertible into shares of common stock, and 2,500,000 shares of Series B preferred stock (each share of which is presently convertible into twelve (12) shares of Common Stock.

     Each holder of Common Stock will be entitled to one (1) vote for each share of Common Stock held by such shareholder, and each holder of Series A and Series B preferred stock will be entitled to twelve
(12) votes for each share of preferred stock held by such shareholder, with regard to the Written Consent; there will be no cumulative voting right on any shares. Votes withheld and abstentions, as well as broker non-votes, will not be voted.

     The signatures on the Request for Written Consent of a majority of the shares of common stock outstanding on the record date will constitute approval of the action to be taken by the Company. Subsequent to receiving such written consent, the Company will file and thereafter mail to all shareholders of record from whom the Company did not seek such written consent a Schedule 14C Information Statement. Pursuant to applicable Nevada law, there are no dissenter's rights relating to the matters to be voted on.

                            STOCK OWNERSHIP

     The following table sets forth information regarding the beneficial ownership of shares of the Common Stock as of August 20, 2004 (479,224,252 issued and outstanding; also, there is outstanding 1,000,000 shares of Series A preferred stock, each share of which is convertible into 12 shares of common stock upon the attainment of certain financial goals by the Registrant (which have not occurred), and 2,500,000 shares of Series B preferred stock, each share of which is currently convertible into 12 shares of common stock) by (i) all stockholders known to the Registrant to be beneficial owners of more than 5% of the outstanding stock; and (ii) all directors, executive officers, and key employees of the Registrant, individually and as a group:

Title of Class   Name and Address of            Amount of         Percent of
                 Beneficial Owner               Beneficial        Class (2)
                                               Ownership (1)

Common Stock     Carl Hessel                       85,000,000 (3)      15.65%
                 9 Rue de Commerce
                 P.O. Box 5837CH-1211
                 Geneva 11 Switzerland 1211

Common Stock     Heroya Investments Limited        49,337,000 (4)      10.29%
                 Suite 52 & 53 Victoria House
                 26 Main Street
                 POB 399
                 Gibraltar

Common Stock     Paul Egan                         46,000,000 (5)       9.36%
                 Calle Fantino Falco
                 J.A. Baez Building
                 2nd Floor
                 Santo Domingo
                 Dominican Republic

Common Stock     Ciaran Egan                       26,000,000 (6)       5.29%
                 Calle Fantino Falco
                 J.A. Baez Building
                 2nd Floor
                 Santo Domingo
                 Dominican Republic

Common Stock     Fionn Stakelum                     7,000,000 (7)       1.44%
                 Calle Fantino Falco
                 J.A. Baez Building
                 2nd Floor
                 Santo Domingo
                 Dominican Republic

Common Stock     Shares of all directors,         164,000,000          34.22%
                 executive officers, and
                 key employees as a group (4
                 persons)

Series A
Preferred
Stock            Paul Egan                          1,000,000         100.00%
                 Calle Fantino Falco
                 J.A. Baez Building
                 2nd Floor
                 Santo Domingo
                 Dominican Republic

(1) Other than as set forth below, none of these security holders has the right to acquire any amount of common stock within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

(2) The percentage amount for all these shareholders, except for Heroya Investments Limited and Carl Hessel, is calculated by adding the conversion amount of the Series B preferred shares owned by them to the issued and outstanding shares as of August 15, 2004.

(3)  75,000,000 of the shares are held in the name of Margaux
Investment Management Group, S.A., which is controlled by Mr. Hessel, its president.

(4)  Heroya Investments Limited is controlled by Canis Nominees
Limited, which is controlled by Hans Turitz, Tony Harrell and Lars
Erik Benson.

(5) Out of the total shares owned, 12,000,000 consist of shares which would result from the conversion of 1,000,000 shares of Series B preferred stock, which Mr. Egan has the right to acquire within 60 days. 1,000,000 Series A preferred stock are not included since they are not convertible until the Registrant attains certain financial goals, which have not been achieved.

(6) Out of the total shares owned, 12,000,000 consist of shares which would result from the conversion of 1,000,000 shares of Series
B preferred stock, which Mr. Egan has the right to acquire within 60 days.

(7) Out of the total shares owned, 6,000,000 consist of shares which would result from the conversion of 500,000 shares of Series B preferred stock, which Mr. Stakelum has the right to acquire within 60 days.

         DECREASE IN ISSUED AND OUTSTANDING COMMON STOCK

Description of Securities.

(a)  Shareholder Rights.

Common Stock.

     The authorized capital of the Company currently consists of 500,000,000 shares of common stock, $0.001 par value per share. The holders of Common Stock:

     - have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of the Company;

     - are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; and

     - are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

The  shares of Common Stock do not have any of the following rights:

     - special voting rights;

     - preference as to dividends or interest;

     - preemptive rights to purchase in new issues of shares;

     - preference upon liquidation; or

     - any other special rights or preferences.

     In addition, the shares of Common Stock are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise.

Preferred Stock.

     The authorized capital stock of the Company also includes 1,000,000 shares of series A convertible preferred stock, par value $0.001, and 4,000,000 shares of Series B convertible preferred stock, par value $0.001. The Series A preferred stock is convertible into shares of common stock according to the following schedule:

     At any time during or after the expiration of the 12th month following the issuance of the preferred stock, the holder thereof shall surrender the certificate and receive 12 shares of common stock for each share of preferred stock which was surrendered; provided, however, that the number of shares converted during the 12th month following the issuance of the preferred stock shall not exceed 33% of the number of shares evidenced by the certificate presented and further providing that the holder thereof can certify that The Company has made a net profit before taxes of $1,000,000. Then, on each 12-month anniversary date, again on certification of before tax profits of at least $1,000,000, another 1/3rd of the preferred shares will convert to common until all of the preferred stock has been converted.

     The Series B preferred stock is convertible into shares of common stock at the ratio of 12 to 1, with no restrictions.

     The holders of record of the preferred stock are entitled to all of the voting rights, including the right to vote in person or by proxy, on any matters, questions, proposals or propositions whatsoever that may properly come before the shareholders of the Company at a meeting at which holders of the Company's Common Stock are entitled to vote or with respect to all written consents sought by the Company from its shareholders including the holders of the Company's Common Stock. The holders of record of such preferred stock will be entitled 12 votes for each preferred share held. In respect of all matters concerning the voting rights, preferred stock and the common stock shall vote as a single class.

(b)  Non-Cumulative Voting.

     The holders of shares of common stock of the company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the company's directors.

(c)  Dividends.

     The Company does not currently intend to pay cash dividends. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, or can there be any guarantees of the success of the Company.

     A distribution of revenues will be made only when, in the judgment of the Company's board of directors, it is in the best interest of its stockholders to do so. The board of directors will review, among other things, the financial status of the company and any future cash needs of the Company in making its decision.

(d)  Transfer Agent.

     The Company uses the services of First American Stock Transfer, 706 East Bell Road, Suite 202, Phoenix, Arizona 85022, as transfer agent and registrar.

Decrease in Issued and Outstanding Shares (Reverse Stock Split).

     The Company proposes to decrease the issued and outstanding Common Stock by the ratio of seven (7) existing shares of Common Stock for each new one (1) share of Common Stock without a change in the authorized shares of Common Stock of the Company (this is also known as a reverse stock split). If approved, the Company must provide the Over the Counter Bulletin Board at least ten (10) calendar days advance notice of the effective date of this reverse stock split in compliance with Rule 10b-17 under the Securities Exchange Act of 1934.

     The Company is seeking approval for this reverse stock split because it believes its shareholders would benefit from a capital structure more appropriate for a company of its operational and financial status. The Company has refined its focus, set new objectives to enhance shareholders' value and hopes that a reverse stock split, which should result in a higher price per share, and corresponding lower number of total shares issued and outstanding at the time of implementation, should help to increase the marketability of its stock to potential new investors and its ability to attract institutional investors to hold its shares, while decreasing the volatility of its stock price. The Company believes that these changes will help to better position the Company to capture new growth opportunities and enable it to execute its business plans more effectively.

     One affect of a reverse stock split is to increase the number of authorized, but unissed shares of Common Stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

                                     Prior to Reverse           After Reverse

Number of Outstanding
Shares (as of August 20, 2004)         479,224,252              68,460,607 (1)

Shares Unreserved and
Authorized for Issuance                 20,775,748             431,539,393 (1)

Total Amount of Authorized
Shares                                 500,000,000             500,000,000

     (1) These numbers are an approximation since rounding may cause these numbers to change slightly.

     There are no current provisions of the Company's articles of incorporation, bylaws, or other contractual arrangements that have material anti-takeover impacts. The Company does not have any current plans, proposals, or arrangements to propose any amendments to the articles of incorporation or bylaws that would have a material anti-takeover effect.

     Another affect of a reverse stock split is that any Company shareholders that hold six or fewer shares will no longer be shareholders of the Company. In addition, any fractional interests in connection with the payment of this reverse split will be rounded up by the Company's transfer agent.

By order of the Board of Directors
August 20, 2004

/s/  Ciaran Egan
Ciaran Egan, Secretary


                 REQUEST FOR CONSENT OF SHAREHOLDERS OF
                   THE COMPANY TECHNOLOGY CORPORATION
                        FOR CORPORATE ACTION

     This Proxy is Solicited on Behalf of the Registrant's Board of
Directors.

     The following matter is hereby submitted to the shareholders of The Company Technology Corporation, a Nevada corporation ("Company"), for their approval and consent under the provisions of Nevada Revised
Statutes 78.390:

     A proposal to decrease the issued and outstanding common stock of the Company ("Common Stock") by the ratio of seven (7) existing shares of Common Stock for each new one (1) share of Common Stock without a change in the authorized shares of Common
Stock of the Company.

     A shareholder does not have dissenter's rights of appraisal in connection with the proposed action.

     This written consent may be revoked prior to the date that the Company receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the Company at its principal office located at:
Calle Fantino Falco, J.A. Baez Building, 2nd Floor, Santo Domingo, Dominican Republic.

     Each shareholder must return the consent form, indicating an affirmative or negative vote on this issue, by overnight courier to reach the offices of the Company not later than two (2) days after receipt thereof. If a shareholder does not return the consent form, then his or her shares will not be counted in determining the positive and negative votes.

I, __________________________, the undersigned owner of record of ____________shares of common stock of the Company, do hereby vote these shares as follows with regard to the above-described proposals (please check next to the appropriate vote):

Approve: __________

Disapprove: ________

Abstention: _________


Dated: __________, 2004     _____________________    ________________________

                          (Signature of Shareholder) (Signature Of Shareholder) Printed name(s): __________________________________
                          Title: ___________________________________________

Note: Please sign exactly as name appears on stock certificate. All joint owners should sign. When signing as personal representative, executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by the president or other authorized person. If a partnership, please sign in partnership name by a partner.